UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 9, 2007

AQUATIC CELLULOSE INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Commission file number 0-21384

Nevada	82-0381904
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

331 4th Street NE, Salmon Arm B.C.	V1E 4P2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (250) 833-1985

2504 43rd Street, Suite 5, Vernon, B.C. VIT 6L1
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 9, 2007, the Company discovered that certain agreements, that are required to be filed in accord with Item 601 of Regulation S-B, were not filed as exhibits to the Company’s amended August 31, 2005 quarterly report on Form 10-QSB/A and the Company’s November 30, 2005, quarterly report on Form 10-QSB. These agreements are summarized as follows;

In June of 2005, the Company agreed to an amendment to the convertible debentures dated March 19, 2004 having a total aggregate of $900,000. The agreement amends the applicable percentage of discount from 60 to 70 percent. In September of 2005, the Company agreed to an amendment to the convertible debentures dated August 6, 2004 having a total aggregate of $250,000. The agreement amends the applicable percentage of discount from 60 to 70 percent.

Both of these debenture amendment agreements have been combined into one document and filed herein as exhibit to this filing.  All of the Company’s related financial statements, as filed with the Commission, have taken in account adjustments, as necessary, due to these agreements.

ITEM 9.01   EXHIBITS

d) Exhibits

The following are filed as exhibits to this report:

Exhibit No.    Description

10.1                Debenture Amendments

 SIGNATURES

Pursuant to the requirements the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 9, 2007	By:	/s/ Sheridan B. Westgarde
Chief Executive Officer